Exhibit 99.1

Ranpak Holdings Corp. Reports Third Quarter 2020 Financial Results

•	Business continuity not impacted by ongoing COVID-19 pandemic; all facilities operational
•	Packaging System placement up 10.6% year over year to approximately 113,100 machines
•	Net revenue increased 11.1% year over year and 8.1% year over year on a constant currency basis
•	Net loss of $6.1 million compared to net loss of $1.6 million and Adjusted EBITDA of $23.7 million (which represents approximately a 31.1% margin) is up 7.7%, or $1.7 million year over year

CONCORD TOWNSHIP, Ohio, November 6, 2020 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today reported its third quarter 2020 financial results.

Omar Asali, Chairman and Chief Executive Officer, commented, “The Ranpak team delivered another quarter of excellent performance and solid execution. I continue to be impressed with how well the team adapts to the dynamic conditions and remains focused on satisfying the needs of our customers while maintaining a safe operating environment. Net revenue of $76.1 million increased 8.1% year over year on a constant currency basis compared to pro forma net revenue of $70.4 million in the third quarter of 2019 driven by strength in Europe / APAC as those economies re-opened and e-Commerce activity remained elevated.  Adjusted EBITDA of $23.7 million increased 7.7% from $22.0 million pro forma Adjusted EBITDA in the prior year driven by higher sales and lower input costs, offset somewhat by increased investments in expansion initiatives.”

“Our third quarter results reflect the strength of our model and alignment with structural growth tailwinds such as e-Commerce, Sustainability and Automation.  Our global footprint and diverse product offering served us well as we were able to meaningfully grow our business year over year and position ourselves well for the future. I am pleased with our results as well as our activity level around new product innovation. Despite the uncertain conditions of the past year, we have advanced a number of key projects that we expect will further enhance Ranpak’s position as the leader in environmentally friendly protective packaging. We continue to execute on our initiatives and remain very optimistic about our opportunities to deliver growth and to create long-term shareholder value.”

Third Quarter 2020 Highlights

•	Packaging systems placement increased 10.6% year over year, to 113,100 machines as of September 30, 2020
•	Net revenue increased 11.1% and 8.1% adjusting for constant currency(1) and purchase accounting adjustments of $0.1 million in the third quarter of 2019
•	Net loss of $6.1 million and Adjusted EBITDA(2) of $23.7 million for the three months ended September 30, 2020 is up 7.7%

_________________________

(1) Successor periods presented contain the results and financial position of the Company subsequent to the Ranpak Business Combination.  Predecessor periods presented contain the results and financial position of the Predecessor company prior to the Ranpak Business Combination.  Such periods are defined as follows:  June 3, 2019 to September 30, 2019 (“Successor Period”) and January 1, 2019 through June 2, 2019 (“1H 2019 Predecessor Period”).

(2) Adjusted EBITDA is a non-GAAP financial measure.  Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of U.S. GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure.

Net revenue for the three months ended September 30, 2020 was $76.8 million.  Net revenue was $69.1 million in the three months ended September 30, 2019.  Net revenue increased $7.7 million or 11.1% as a result of an increase in the volume of Ranpak’s paper consumable products of approximately 15.1 pp, partially offset by a decrease of approximately 1.8 pp in sales of automated box sizing equipment and a 5.6 pp decrease in the price of Ranpak’s paper consumable products.  Net revenue was positively impacted by increases in cushioning, void-fill, and wrapping, partially offset by decreases in automation.  Cushioning increased $0.5 million, or 1.6%, to $31.8 million from $31.3 million, void-fill increased $4.9 million, or 17.3%, to $33.3 million from $28.4 million, wrapping increased $3.5 million, or 53.0%, to $10.1 million from $6.6 million, while other sales decreased $1.2 million, or 42.9%, to $1.6 million from $2.8 million, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019.

Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field.  Pro forma net revenue was $76.1 million for the three months ended September 30, 2020, a $5.7 million, or 8.1%, increase on a constant currency basis from pro forma net revenue of $70.4 million for the three months ended September 30, 2019.

Net revenue in North America for the three months ended September 30, 2020 totaled $33.3 million.  Net revenue in North America was $32.9 million in the three months ended September 30, 2019.  Net revenue in North America increased $0.4 million, or 1.2% attributable to an increase in wrapping sales, partially offset by a decline in cushioning and void-fill volumes. Pro forma net revenue in North America was $33.3 million for the three months ended September 30, 2020, a $0.3 million, or 0.9%, increase from pro forma net revenue of $33.0 million for the three months ended September 30, 2019 after purchase accounting adjustments.

Net revenue in Europe/Asia for the three months ended September 30, 2020 totaled $43.5 million.  Net revenue in Europe/Asia was $36.2 million in the three months ended September 30, 2019.  Net revenue in Europe/Asia increased $7.3 million or 20.2% driven primarily by increases in void-fill and wrapping product categories, partially offset by a decline in automation revenue.  Pro forma net revenue in Europe/Asia was $42.8 million for the three months ended September 30, 2020, a $5.4 million, or 14.4%, increase from pro forma net revenue of $37.4 million for the three months ended September 30, 2019 after adjusting for constant currency.

Net loss for the three months ended September 30, 2020 increased $4.5 million to $6.1 million from a net loss of $1.6 million in the three months ended September 30, 2019.  Pro forma net loss was $6.2 million in the three months ended September 30, 2020 compared to pro forma net income of $0.8 million for the three months ended September 30, 2019 on a constant currency basis.

Year-to-Date 2020 Highlights

•	Net revenue was $206.3 million, an increase of 7.6% on a combined basis over the prior period
•

Pro forma net revenue increased 5.3%, on a constant currency basis.  Pro forma net revenue in 2019 was adjusted for $2.6 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems and $1.3 million of automation revenue recognition

•	Net loss for the period of $18.2 million, compared to a net loss of $32.9 million in the prior period, which included discrete costs of $25.0 million related to the Ranpak Business Combination
•	Adjusted EBITDA of $60.8 million, an increase of $2.4 million or 4.1% compared to $58.4 million pro forma Adjusted EBITDA in the prior period

Balance Sheet and Liquidity

Ranpak completed the third quarter of 2020 with a strong liquidity position, including a cash balance of $31.3 million and no borrowings on its $45 million available Revolving Credit Facility.

As of September 30, 2020, the Company had First Lien Term Loan facilities outstanding consisting of $270.9 million USD-denominated term loan and €138.6 million euro-denominated first lien resulting in a Bank Adjusted EBITDA leverage ratio of 4.3x.

The following table presents Ranpak's installed base of protective packaging systems by product line as of September 30, 2020 and 2019:

	September 30, 2020	September 30, 2019	Change	% Change
Protective Packaging Systems	(in thousands)
Cushioning machines	33.2	32.1	1.1	3.4
Void-fill machines	65.5	59.5	6.0	10.1
Wrapping machines	14.4	10.7	3.7	34.6
Total	113.1	102.3	10.8	10.6

Conference Call Information

The Company will host a conference call and webcast at 8:30 a.m. (ET) on Friday, November 6, 2020.  The conference call and earnings presentation will be webcast live at the following link:  https://event.on24.com/wcc/r/2630688/45A0BDB8684F626DE02342112CC4A126.  Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (833) 579-0916 (domestic) or  (778) 560-2805 (international) and use the Conference ID:  7659245.

A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Friday November 6, 2020 and ending at 11:59 p.m. (ET) on Friday, November 13, 2020.  To listen to the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and use the Conference ID:  7659245.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release may include, for example, statements about: our expectations around the performance of the business; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our public securities’ potential liquidity and trading; the lack of a market for our securities.

The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) our inability to secure a sufficient supply of paper to meet our production requirements; (2) the impact of the price of kraft paper on our results of operations;(3) our reliance on third party suppliers; (4) the COVID-19 pandemic and associated response; (5) the high degree of competition in the markets in which we operate; (6) consumer sensitivity to increases in the prices of our products; (7) changes in consumer preferences with respect to paper products generally; (8) continued consolidation in the markets in which we operate; (9) the loss of significant end-users of our products or a large group of such end-users; (10) our failure to develop new products that meet our sales or margin expectations; (11) our future operating results fluctuating, failing to match performance or to meet expectations; (12) our ability to fulfill our public company obligations; and (13) other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(in millions, except share and per share data)

	Successor				Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,	June 3, 2019	January 1, 2019
	2020	2019	2020	– September 30, 2019	– June 2, 2019
Paper revenue	$64.9	$57.0	$171.2	$72.7	$88.8
Machine lease revenue	10.4	9.3	28.3	11.8	14.4
Other revenue	1.5	2.8	6.8	0.9	3.2
Net revenue	76.8	69.1	206.3	85.4	106.4
Cost of goods sold	46.6	39.6	122.3	52.6	61.2
Gross profit	30.2	29.5	84.0	32.8	45.2
Selling, general and administrative expenses	17.8	17.7	58.1	22.5	23.8
Transaction costs	-	-	-	0.3	7.4
Depreciation and amortization expense	7.7	10.3	22.9	13.3	17.7
Other operating expense, net	1.9	0.5	2.9	0.8	2.2
Income (loss) from operations	2.8	1.0	0.1	(4.1)	(5.9)
Interest expense	4.9	9.5	16.6	17.5	20.2
Foreign currency (gain) loss	3.2	(3.2)	3.1	(1.6)	(2.2)
Loss before income tax expense	(5.3)	(5.3)	(19.6)	(20.0)	(23.9)
Income tax expense (benefit)	0.8	(3.7)	(1.4)	(6.1)	(4.9)
Net loss	$(6.1)	$(1.6)	$(18.2)	$(13.9)	$(19.0)

Loss per share	―	―	―	$-	$(19,195.40)
Weighted average number of shares outstanding	―	―	―	-	995

Two-class method
Loss per share
Basic	$(0.08)	$(0.03)	$(0.25)	$(0.26)	―
Diluted	$(0.08)	$(0.03)	$(0.25)	$(0.26)	―

Weighted average number of shares outstanding - Class A and C
Basic	72,396,183	53,871,068	71,401,580	53,870,568	―
Diluted	72,396,183	53,871,068	71,401,580	53,870,568	―

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$8.4	$(11.1)	$7.9	$(6.3)	$(4.0)
Interest rate swap adjustments	(0.5)	-	(12.2)	-	-
Total other comprehensive income (loss), before tax	7.9	(11.1)	(4.3)	(6.3)	(4.0)
Provision (benefit) for income taxes related to other comprehensive income (loss)	0.1	-	(2.1)	-	-
Total other comprehensive income (loss), net of tax	7.8	(11.1)	(2.2)	(6.3)	(4.0)
Comprehensive income (loss), net of tax	$1.7	$(12.7)	$(20.4)	$(20.2)	$(23.0)

Ranpak Holdings Corp.

Condensed Consolidated Balance Sheets

(in millions, except share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$31.3	$19.7
Accounts receivable, net	42.4	36.1
Inventories, net	13.5	11.6
Income tax receivable	6.2	1.5
Prepaid expenses and other current assets	3.5	2.5
Total current assets	96.9	71.4

Property, plant and equipment, net	126.0	122.5
Goodwill	453.1	448.8
Intangible assets, net	441.8	458.6
Other assets	3.2	3.1
Total assets	$1,121.0	$1,104.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$21.8	$12.3
Accrued liabilities and other	25.6	15.5
Current portion of long-term debt	1.6	1.6
Deferred machine fee revenue	0.8	2.5
Total current liabilities	49.8	31.9

Long-term debt	424.8	418.8
Deferred tax liabilities	115.8	115.0
Derivative instruments	11.3	4.6
Other liabilities	2.0	2.3
Total liabilities	603.7	572.6

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares
authorized at September 30, 2020 and December 31, 2019
Shares issued and outstanding: 68,991,155 and 64,293,741
at September 30, 2020 and December 31, 2019, respectively	-	-
Class C common stock, $0.0001 par, 200,000,000 shares
authorized at September 30, 2020 and December 31, 2019
Shares issued and outstanding: 6,511,293 at September 30, 2020
and December 31, 2019	-	-
Additional paid-in capital	563.4	557.5
Accumulated deficit	(47.3)	(29.1)
Accumulated other comprehensive income	1.2	3.4
Total shareholders' equity	517.3	531.8
Total liabilities and shareholders' equity	$1,121.0	$1,104.4

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Successor		Predecessor
	Nine Months Ended September 30,	June 3, 2019	January 1, 2019
	2020	– September 30, 2019	– June 2, 2019
Cash Flows from Operating Activities
Net loss	$(18.2)	$(13.9)	$(19.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	45.3	20.1	26.6
Amortization of deferred financing costs	1.2	0.7	7.5
Loss on disposal of fixed assets	1.7	0.2	1.0
Deferred income taxes	(0.9)	(1.3)	(7.2)
Loss on derivative contract	-	6.4	-
Amortization of initial value of hedging instrument	(1.2)	-	-
Currency (gain) loss on foreign denominated debt and notes payable	3.2	(0.8)	(2.4)
Amortization of restricted stock units	5.9	1.8	-
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(4.9)	(0.8)	1.8
(Increase) decrease in income tax receivables, net	(4.5)	(5.3)	1.7
(Increase) decrease in inventory	(2.7)	2.7	(1.3)
(Increase) decrease in prepaid expenses and other assets	(1.0)	(0.5)	2.7
Increase (decrease) in accounts payable	8.2	(14.1)	(2.8)
Increase (decrease) in accrued liabilities	6.5	3.1	7.1
Change in other assets and liabilities	(0.8)	1.4	1.0
Net cash provided by (used in) operating activities	37.8	(0.3)	16.7

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(21.1)	(9.7)	(9.9)
Other capital expenditures	(3.9)	(0.8)	(0.6)
Total capital expenditures	(25.0)	(10.5)	(10.5)
Cash paid for acquisitions	-	(945.6)	-
Cash withdrawn from trust account	-	308.1	-
Patent and trademark expenditures	(0.5)	(0.2)	(0.3)
Net cash used in investing activities	(25.5)	(648.2)	(10.8)

Cash Flows from Financing Activities
Proceeds from issuance of term loans and credit facility	-	534.6	-
Proceeds from sale of common stock	-	314.7	-
Shares subject to Redemption	-	(158.3)	-
Financing costs of debt facilities	-	(12.6)	-
Payments on term loans and credit facility	(1.2)	-	(14.4)
Payments of promissory note	-	(4.0)	-
Payment of deferred registration costs	-	(11.3)	-
Net cash provided by (used in) financing activities	(1.2)	663.1	(14.4)

Effect of Exchange Rate Changes on Cash	0.5	(2.7)	1.2
Net Increase (Decrease) in Cash and Cash Equivalents	11.6	11.9	(7.3)
Cash and Cash Equivalents, beginning of period	19.7	1.7	17.5
Cash and Cash Equivalents, end of period	$31.3	$13.6	$10.2

Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP").  We have, however, also disclosed below Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and adjusted EBITDA, which are non-GAAP financial measures.  We have included EBITDA and adjusted EBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans.  In particular, the exclusion of certain expenses in calculating EBITDA and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our primary business operations.  Accordingly, we believe that EBITDA and adjusted EBITDA provide useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as our management and board of directors.

EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA and adjusted EBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•	EBITDA and adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•	adjusted EBITDA does not take into account any restructuring and integration costs; and
•	other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA differently, which reduces their usefulness as comparative measures.

EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Adjusted EBITDA — Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; expenses related to the Ranpak Business Combination and, in certain periods, certain other income and expense items.

We also believe that adjusting these non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements.

In addition, in our discussion below, we include certain unaudited, non-GAAP pro forma data for the three and nine months ended September 30, 2020 and 2019.  This data is based on our historical financial statements, adjusted (where applicable) to remove the effect of costs incurred to consummate the Ranpak Business Combination, other one-time costs incurred due to the Company entering into the Ranpak Business Combination and for purchase accounting adjustments related to the Ranpak Business Combination as well as to reflect a constant currency presentation between periods for the convenience of readers.  We refer to these data as pro forma data in our discussion. However, such pro forma data have not been prepared in accordance with Article 11 of Regulation S-X.  We reconcile this data to our GAAP data for the same period for the three and nine months ended September 30, 2020 and 2019.

	Successor
	Three Months Ended September 30, 2020
	As reported	Adjustments(6)	Pro Forma
Net revenue	$76.8	$(0.7)	$76.1
Cost of goods sold	46.6	(0.4)	46.2
Gross profit	30.2	(0.3)	29.9
Selling, general and administrative expenses	17.8	(0.1)	17.7
Depreciation and amortization expense	7.7	-	7.7
Other operating expense, net	1.9	(0.1)	1.8
Income (loss) from operations	2.8	(0.1)	2.7
Interest expense	4.9	-	4.9
Foreign currency (gain) loss	3.2	-	3.2
Loss before income tax expense	(5.3)	(0.1)	(5.4)
Income tax benefit	0.8	-	0.8
Net loss	$(6.1)	$(0.1)	(6.2)

Add(4):
Depreciation and amortization expense - COS			8.0
Depreciation and amortization expense - SG&A			7.7
Interest expense			4.9
Income tax benefit			0.8
EBITDA			15.2

Adjustments(5):
Unrealized (gain) loss translation			3.3
Constant currency			(0.2)
Non-cash impairment losses			0.7
M&A, restructuring, severance			1.2
Amortization of restricted stock units			1.7
Warrant Exchange costs			1.2
Other non-core and non-cash adjustments			0.6
Adjusted EBITDA			$23.7

	Successor
	Three Months Ended September 30, 2019
	As reported	Adjustments(6)		Pro Forma
Net revenue	$69.1	$1.3	(1)	$70.4
Cost of goods sold	39.6	(0.3)	(2)	39.3
Gross profit	29.5	1.6		31.1
Selling, general and administrative expenses	17.7	(1.9)		15.8
Depreciation and amortization expense	10.3	0.2		10.5
Other operating expense, net	0.5	0.2		0.7
Income (loss) from operations	1.0	3.1		4.1
Interest expense	9.5	0.1		9.6
Foreign currency (gain) loss	(3.2)	-		(3.2)
Loss before income tax expense	(5.3)	3.0		(2.3)
Income tax benefit	(3.7)	0.6	(3)	(3.1)
Net loss	$(1.6)	$2.4		0.8

Add(4):
Depreciation and amortization expense - COS				5.1
Depreciation and amortization expense - SG&A				10.5
Interest expense				9.6
Income tax benefit				(3.1)
EBITDA				22.9

Adjustments(5):
Unrealized (gain) loss translation				(3.2)
Non-cash impairment losses				0.4
Amortization of restricted stock units				1.6
Other non-core and non-cash adjustments				0.3
Adjusted EBITDA				$22.0

	Pro Forma
	Three Months Ended September 30,
	2020	2019	$ Change	% Change
Net revenue	$76.1	$70.4	$5.7	8.1
Cost of goods sold	46.2	39.3	6.9	17.6
Gross profit	29.9	31.1	(1.2)	(3.9)
Selling, general and administrative expenses	17.7	15.8	1.9	12.0
Depreciation and amortization expense	7.7	10.5	(2.8)	(26.7)
Other operating expense, net	1.8	0.7	1.1	157.1
Income (loss) from operations	2.7	4.1	(1.4)	(34.1)
Interest expense	4.9	9.6	(4.7)	(49.0)
Foreign currency (gain) loss	3.2	(3.2)	6.4	(200.0)
Loss before income tax expense	(5.4)	(2.3)	(3.1)	134.8
Income tax benefit	0.8	(3.1)	3.9	(125.8)
Net loss	(6.2)	0.8	(7.0)	(875.0)

Add(4):
Depreciation and amortization expense - COS	8.0	5.1	2.9	56.9
Depreciation and amortization expense - SG&A	7.7	10.5	(2.8)	(26.7)
Interest expense	4.9	9.6	(4.7)	(49.0)
Income tax benefit	0.8	(3.1)	3.9	(125.8)
EBITDA	15.2	22.9	(7.7)	(33.6)

Adjustments(5):
Unrealized (gain) loss translation	3.3	(3.2)	6.5	(203.1)
Constant currency	(0.2)	-	(0.2)	―
Non-cash impairment losses	0.7	0.4	0.3	75.0
M&A, restructuring, severance	1.2	-	1.2	―
Amortization of restricted stock units	1.7	1.6	0.1	6.2
Warrant Exchange costs	1.2	-	1.2	―
Other non-core and non-cash adjustments	0.6	0.3	0.3	100.0
Adjusted EBITDA	$23.7	$22.0	$1.7	7.7

	Successor
	Nine Months Ended September 30, 2020
	As reported	Adjustments(6)	Pro Forma
Net revenue	$206.3	$2.4	$208.7
Cost of goods sold	122.3	1.4	123.7
Gross profit	84.0	1.0	85.0
Selling, general and administrative expenses	58.1	0.6	58.7
Depreciation and amortization expense	22.9	0.2	23.1
Other operating expense, net	2.9	0.3	3.2
Income (loss) from operations	0.1	(0.1)	-
Interest expense	16.6	-	16.6
Foreign currency (gain) loss	3.1	-	3.1
Loss before income tax expense	(19.6)	(0.1)	(19.7)
Income tax benefit	(1.4)	0.1	(1.3)
Net loss	$(18.2)	$(0.2)	(18.4)

Add(4):
Depreciation and amortization expense - COS			22.4
Depreciation and amortization expense - SG&A			23.0
Interest expense			16.6
Income tax benefit			(1.4)
EBITDA			42.2

Adjustments(5):
Unrealized (gain) loss translation			3.1
Constant currency			0.4
Non-cash impairment losses			1.5
M&A, restructuring, severance			4.8
Amortization of restricted stock units			5.9
Warrant Exchange costs			1.2
Other non-core and non-cash adjustments			1.7
Adjusted EBITDA			$60.8

	Successor	Predecessor
	June 3, 2019 –	January 1, 2019
	September 30, 2019	– June 2, 2019	Nine Months Ended September 30, 2019
	As reported	As reported	Combined	Adjustments(6)		Pro Forma
Net revenue	$85.4	$106.4	$191.8	$6.4	(1)	$198.2
Cost of goods sold	52.6	61.2	113.8	(0.8)	(2)	113.0
Gross profit	32.8	45.2	78.0	7.2		85.2
Selling, general and administrative expenses	22.5	23.8	46.3	(3.2)		43.1
Transaction costs	0.3	7.4	7.7	(7.7)		-
Depreciation and amortization expense	13.3	17.7	31.0	(0.2)		30.8
Other operating expense, net	0.8	2.2	3.0	0.6		3.6
Income (loss) from operations	(4.1)	(5.9)	(10.0)	17.7		7.7
Interest expense	17.5	20.2	37.7	(11.6)		26.1
Foreign currency (gain) loss	(1.6)	(2.2)	(3.8)	-		(3.8)
Loss before income tax expense	(20.0)	(23.9)	(43.9)	29.3		(14.6)
Income tax benefit	(6.1)	(4.9)	(11.0)	6.2	(3)	(4.8)
Net loss	$(13.9)	$(19.0)	$(32.9)	$23.1		(9.8)

Add(4):
Depreciation and amortization expense - COS						15.8
Depreciation and amortization expense - SG&A						30.8
Interest expense						26.1
Income tax benefit						(4.8)
EBITDA						58.1

Adjustments(5):
Unrealized (gain) loss translation						(3.8)
Non-cash impairment losses						1.2
Amortization of restricted stock units						1.8
PE monitoring fees						0.6
Other non-core and non-cash adjustments						0.5
Adjusted EBITDA						$58.4

	Pro Forma
	Nine Months Ended September 30,
	2020	2019	$ Change	% Change
Net revenue	$208.7	$198.2	$10.5	5.3
Cost of goods sold	123.7	113.0	10.7	9.5
Gross profit	85.0	85.2	(0.2)	(0.2)
Selling, general and administrative expenses	58.7	43.1	15.6	36.2
Depreciation and amortization expense	23.1	30.8	(7.7)	(25.0)
Other operating expense, net	3.2	3.6	(0.4)	(11.1)
Income (loss) from operations	-	7.7	(7.7)	(100.0)
Interest expense	16.6	26.1	(9.5)	(36.4)
Foreign currency (gain) loss	3.1	(3.8)	6.9	(181.6)
Loss before income tax expense	(19.7)	(14.6)	(5.1)	34.9
Income tax benefit	(1.3)	(4.8)	3.5	(72.9)
Net loss	(18.4)	(9.8)	(8.6)	87.8

Add(4):
Depreciation and amortization expense - COS	22.4	15.8	6.6	41.8
Depreciation and amortization expense - SG&A	23.0	30.8	(7.8)	(25.3)
Interest expense	16.6	26.1	(9.5)	(36.4)
Income tax benefit	(1.4)	(4.8)	3.4	(70.8)
EBITDA	42.2	58.1	(15.9)	(27.4)

Adjustments(5):
Unrealized (gain) loss translation	3.1	(3.8)	6.9	(181.6)
Constant currency	0.4	-	0.4	―
Non-cash impairment losses	1.5	1.2	0.3	25.0
M&A, restructuring, severance	4.8	-	4.8	―
Amortization of restricted stock units	5.9	1.8	4.1	227.8
Warrant Exchange costs	1.2	-	1.2	―
PE monitoring fees	-	0.6	(0.6)	(100.0)
Other non-core and non-cash adjustments	1.7	0.5	1.2	240.0
Adjusted EBITDA	$60.8	$58.4	$2.4	4.1

(1)	Adjust for percentage of completion revenue recognition change.
(2)	Adjust for percentage of completion revenue recognition change for cost of sales.
(3)	Adjust tax provision at 21.0% corporate rate for items adjusted above.
(4)

Reconciliations of EBITDA and Adjusted EBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent, and accordingly include the adjustments shown in the “Adj.” column to net (loss) income of each table.

(5)

Adjustments are related to non-recurring costs such as: unrealized non-cash (gains) losses on translation of the Predecessor debt, private equity monitoring fees, non-cash (gain) loss on the disposal of machines, acquisition costs, severance and a revenue recognition adjustment related to e3NEO acquisition. Certain costs related to being a public company, such as additional staff, legal and accounting costs that were not included in the Predecessor are also included in Adjusted EBITDA.

(6)	Effect of Euro constant currency adjustment to a rate of $1.15 US Dollars to €1.00 Euro as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$(0.7)	$1.2	$2.4	$2.4
Cost of goods sold	(0.4)	0.7	1.4	1.4
Gross profit	(0.3)	0.5	1.0	1.0
Selling, general and administrative expenses	(0.1)	0.3	0.6	0.5
Transaction costs	-	-	-	-
Depreciation and amortization expense	-	0.2	0.2	0.3
Other operating expense, net	(0.1)	0.2	0.3	0.3
Income (loss) from operations	(0.1)	(0.2)	(0.1)	(0.1)
Interest expense	-	0.1	-	0.1
Foreign currency loss	-	-	-	-
Loss before income tax expense	(0.1)	(0.3)	(0.1)	(0.2)
Income tax benefit	-	-	0.1	-
Net loss	$(0.1)	$(0.3)	$(0.2)	$(0.2)